EXHIBIT 99.1

For Immediate Release

December 18, 2018

Investor Relations Contact: Christopher J. Brodhead Senior Vice President, Investor Relations chris.brodhead@broadstone.com 585.287.6499

Broadstone Net Lease, Inc. Announces Adjustments to

New Equity Cap for December 2018 and January 2019 Closings

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL,” “we,” or “our”) announced today that the cap on new and additional investments in shares of its common stock will be $25 million and $20 million, respectively, for the closings that are scheduled to occur on December 31, 2018, and January 31, 2019.

“Given certain adjustments in BNL’s pipeline of potential acquisition targets and deals in progress for year end and the first quarter, we are adjusting BNL’s monthly equity cap for our December 2018 and January 2019 closings from the previously announced level for each month,” said Chris Czarnecki, BNL’s Chief Executive Officer. “We believe reducing the amount of new equity we accept in these months is the prudent approach for BNL and our investors and will help ensure we align equity capital inflows with deployment as well as maintain the company’s leverage ratio in our targeted range.”

To help balance the timing of equity capital inflows and deployment of those funds in the form of real estate investments, as well as to keep our leverage ratio within our targeted range while remaining well within our investment grade profile, during the fourth quarter of 2017, we implemented a cap and queue program for new and additional investments in shares of our common stock. The use and amount of the cap is based upon and may be adjusted for a number of factors, including, among others, our current and targeted leverage profile, our acquisition pipeline and anticipated future capital deployment, and overall market conditions. The monthly cap only applies to new or additional investments, and not to investments made pursuant to our Distribution Reinvestment Plan or equity capital received in connection with UPREIT transactions.

The new equity cap for the months of February, March, and April 2019 will be announced in February 2019 following the next regular meeting of BNL’s Board of Directors.

About Broadstone Net Lease, Inc.

BNL invests in freestanding, single-tenant, net leased commercial properties located throughout the United States, primarily via sale and leaseback, lease assumption, and UPREIT transactions. UPREIT transactions (where “UPREIT” means “umbrella partnership real estate investment trust”) provide a tax deferred exit strategy for owners of real estate who might otherwise recognize a significant taxable gain in a cash sale of a highly appreciated property with a low tax cost basis. With a diversified portfolio of 583 retail, healthcare, industrial, office and other properties in 42 states as of September 30, 2018, the REIT targets individual or portfolio acquisitions within the $5 million to $300 million range.

There are currently more than 2,900 shareholders in BNL, which is externally managed by Broadstone Real Estate, LLC. BNL remains open for new investment by accredited investors on a monthly basis, with a minimum direct investment of $500,000. Shares are offered directly by BNL via private placement. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," “should,” "expect," "intend," "anticipate," "estimate," “would be,“ "believe," "continue," or other similar words. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results, including risks related to general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, and the availability of capital to finance planned growth, among others, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates as of the dates indicated. Actual operating results may differ materially from what is expressed or forecast in this press release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.